Exhibit (j)(1)
CONSENT OF COUNSEL
We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 42 to the Registration Statement of the Cavanal Hill Funds on Form N-1A under the Securities Act of 1933, as amended.
Tulsa, Oklahoma
December 24, 2008
/s/ Frederic Dorwart, Lawyers
Frederic Dorwart, Lawyers